UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2011
CENTRA FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Elmer Prince Drive, Morgantown, WV	26505

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (304) 598-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 17, 2011, the Board of Directors of Centra Bank, Inc. (the “Bank”), a wholly owned subsidiary of Centra Financial Holding, Inc. (the “Company”), amended the following agreements with Douglas J. Leech: (i) the Employment Agreement dated as of January 17, 2008 (as amended March 17, 2008, January 13, 2009, September 23, 2010, and February 16, 2011) (the “Employment Agreement”), (ii) the Executive Supplemental Retirement Plan Executive Agreement dated as of April 20, 2000 (as amended December 24, 2008, and September 23, 2010) (the “2000 SERP”), and (iii) the Supplemental Executive Retirement Plan Agreement, dated as of February 23, 2008 (as amended March 17, 2008, and January 13, 2009) (the “2008 SERP”). The Company agreed to this amendment.
In this amendment:
•	Mr. Leech waives all rights to cash severance and retirement benefits under the Employment Agreement, the 2000 SERP, and the 2008 SERP that would exceed, on a present value basis, as of the date of his termination of employment limits of approximately $5 million of severance under the Employment Agreement, $3 million of retirement benefits under 2000 SERP, and $8 million of retirement benefits under the 2008 SERP. One of the SERPs also guaranteed certain minimum life insurance benefits, which guarantee was waived.

•	The Bank confirms Mr. Leech’s right to certain employee health and welfare benefits and fringe benefits as part of his severance benefits that are currently provided in his Employment Agreement; however, Mr. Leech agrees that the aggregate value of these benefits will not exceed a present value of $2.3 million and he waives his right to certain fringe benefits that would have otherwise been provided as part of his severance under the Employment Agreement.

•	The Bank agrees that if the Bank desires to terminate the $4 million face value term life insurance it holds on Mr. Leech’s life, he may assume the policies at his cost. The Bank also agrees to continue the bank owned life insurance on Mr. Leech’s life, for the benefit of his beneficiaries, which currently has a death benefit of $4.6 million.

•	The Bank confirms the existing provision of the Employment Agreement that provides Mr. Leech a gross-up for any excise taxes or penalty taxes under Section 4999 of the Internal Revenue Code.
The foregoing description of the amendment to Mr. Leech’s Employment Agreement, the 2000 SERP, and the 2008 SERP does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the full and complete terms of the amendment that is attached hereto as Exhibit 10.56 to this Current Report on Form 8-K, and which is incorporated into this Item 5.02 by reference.
Item 9.01 Exhibits
Exhibit 10.56 WAIVER AND AMENDMENT TO EMPLOYMENT AGREEMENT 2000 SERP, AND 2008 SERP of Douglas Leech dated September 23, 2010

Signatures
 Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
February 23, 2011

Centra Financial Holdings, Inc.
By:	/s/ Darren K. Williams
Darren K. Williams
Vice President and Chief Financial Officer